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                                                                  Exhibit 10.6


                                     FORM OF
                         MORTGAGE, ASSIGNMENT OF LEASES
                          AND RENTS AND FIXTURE FILING

               MAXIMUM PRINCIPAL AMOUNT NOT TO EXCEED $53,000,000


         THIS MORTGAGE, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FILING (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made as of the ___ day of October, 2002, by _______________, a ____________ corporation ("Mortgagor") in favor of JPMORGAN CHASE BANK, a national banking association, as Agent for the Lenders, as hereinafter defined (in its capacity as agent, for the benefit of and on behalf of the Lenders, "Agent").

         WHEREAS, HAWK CORPORATION, a Delaware corporation, and each of the other Borrowers from time to time party to the Credit Agreement (collectively, together with their respective successors and assigns, "Borrowers"), Agent, PNC BANK, NATIONAL ASSOCIATION, as a documentation agent, FLEET CAPITAL CORP., as a documentation agent, and the other entities identified on SCHEDULE 2.01 to the Credit Agreement, as hereinafter defined (collectively, together with their respective successors and assigns, "Lenders" and, individually, "Lender"), are parties to that certain Credit Agreement, dated as of October __, 2002 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the "Credit Agreement"; the capitalized terms defined therein and not otherwise defined in this Agreement being used herein as therein defined), pursuant to which the Lenders will, among other things, grant to Borrowers the Loans, Letters of Credit, and other extensions of credit pursuant to the Credit Agreement;

         WHEREAS, Mortgagor understands that the Lenders are willing to grant such financial accommodations to the Borrowers, including the Mortgagor, only upon certain terms and conditions, one of which is that Mortgagor execute and deliver this Agreement and this Agreement is being executed and delivered in consideration of each financial accommodation, granted to the Borrowers by Agent and the Lenders and for other valuable considerations.

         NOW, THEREFORE, TO SECURE TO AGENT, for the benefit of the Lenders, all of the following (collectively, the "Obligations"): (a) all obligations of the Borrowers and the Guarantors to the Lenders and the Agent under the Credit Agreement or any of the other Facility Documents, including, without limitation, all indebtedness evidenced by the Notes; (b) all obligations under, or in respect of the Letters of Credit and all Reimbursement Obligations, and all Foreign Exchange Obligations and Interest Rate Protection Obligations of the Borrowers to the Lenders or the Agent, together with all accrued and unpaid interest (including, without limitation, all interest that, but for the filing of a petition in, or commencement of a case, proceeding or other action relating to, bankruptcy, insolvency or reorganization of any Borrowers or any of its Subsidiaries, would have accrued, whether or not a claim is allowed against such Borrowers or Subsidiary for such interest in the related bankruptcy proceeding), fees, expenses and charges payable by the Borrowers or the Guarantors under the Credit Agreement or under any of the other Facility Documents; and (c) the performance of the covenants and agreements of Mortgagor contained in this Agreement,

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         Mortgagor does hereby MORTGAGE, GRANT, CONVEY AND ASSIGN to Agent, for the benefit of the Lenders, the real property described in EXHIBIT A attached hereto and made a part hereof, together with all present and future right, title and interest of Mortgagor therein or in any way appertaining thereto, and all buildings, improvements and tenements now or hereafter erected on the property, and all heretofore or hereafter vacated alleys and streets abutting the property, and all easements, rights, appurtenances, rents, royalties, mineral, oil and gas rights and profits, water, water rights, and water stock appurtenant to the property, and all fixtures, machinery, equipment, engines, boilers, incinerators, building materials, appliances and goods of every nature whatsoever now or hereafter owned by Mortgagor and located in, or on, or used, or intended to be used in connection with the property, including, but not limited to, those for the purposes of supplying or distributing heating, cooling, electricity, gas, water, air and light; all cranes and materials handling equipment; and all elevators, and related machinery and equipment, fire prevention and extinguishing apparatus, security and access control apparatus, plumbing, bath tubs, water heaters, water closets, stoves, refrigerators, dishwashers, disposals, washers, dryers, awnings, storm windows, storm doors, screens, blinds, shades, curtains and curtain rods, mirrors, cabinets, paneling, rugs, attached floor coverings, furniture, fixtures, equipment; and all rentals, revenues, payments, repayments, deposits, income, charges and moneys derived from the use, lease, sublease, rental or other disposition of the property and the proceeds from any insurance or condemnation award pertaining thereto; and all other property (tangible and intangible) now owned or hereafter acquired by Mortgagor and used in, on or about the subject real estate or arising from the operation of the property, all of which, including replacements and additions thereto and proceeds therefrom, shall be deemed to be and remain a part of the real property covered by this Agreement; and all of the foregoing, including said real property, are herein referred to as the "Property".

         TO HAVE AND TO HOLD, Mortgagor represents and warrants that (i) Mortgagor is lawfully seized of the estate hereby conveyed and has the right to mortgage, grant, convey and assign the Property, (ii) the Property is unencumbered except for the matters approved by Agent and the Lenders and described on EXHIBIT B attached hereto and made a part hereof ("Permitted Encumbrances"), and (iii) Mortgagor will warrant and defend generally the title to the Property against all claims and demands whatsoever, except as aforesaid.

         Mortgagor and Agent, on behalf of the Lenders, covenant and agree as follows:

         1. PAYMENT OF OBLIGATIONS. Mortgagor shall promptly pay and perform all of the Obligations when due.

         2. MORTGAGE. This Agreement is intended to secure all of the Obligations, including such Obligations that may be advanced to or payable by Mortgagor after the date of this Agreement. This Agreement shall secure the maximum principal amount of up to Fifty-Three Million Dollars ($53,000,000), together with interest thereon and such other amounts as shall become due and owing to Agent and the Lenders from Mortgagor pursuant this Agreement.

         3. INSURANCE. Mortgagor shall keep all improvements now existing or hereafter erected on the Property insured against loss by fire and such other hazards, casualties, and contingencies in such form, written by Mortgagor, in such amounts, for such period, and against such risks as may be acceptable to Agent, with provisions satisfactory to Agent, for payment of


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all losses thereunder to Agent, for the benefit of the Lenders, and Mortgagor as its interest may appear (loss payable endorsement in favor of Agent, for the benefit of Lenders), and, if required by Agent, Mortgagor shall deposit the policies with Agent. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Agent. In the event of foreclosure of this Agreement, all right, title, and interest of Mortgagor in and to any insurance policies then in force shall pass to the purchaser at foreclosure sale, and Agent is hereby appointed attorney in fact for Mortgagor for the purpose of assigning and transferring such policies and receiving all or any part of the proceeds therefrom. The insurance proceeds or any part thereof may be applied by Agent, at Agent's option, either to the reduction of the Obligations or to restoration or repair of the property damaged.

         4. FUNDS FOR TAXES, INSURANCE AND OTHER CHARGES. Upon default in payment by Mortgagor of any of the following described items, or upon the occurrence of an Event of Default, as hereinafter defined, Agent shall have the right, at Agent's option, to require Mortgagor to pay to Agent on the first day of each month, until the Obligations have been paid in full, a sum (herein "Funds") equal to one-twelfth of (a) the yearly water and sewer rates and taxes and assessments that may be levied on the Property and (b) the yearly premium installments for fire and other hazard insurance, rent loss insurance (if applicable) and such other insurance covering the Property as Agent may require pursuant to the Credit Agreement, all as reasonably estimated initially and from time to time by Agent on the basis of assessments and bills and reasonable estimates thereof. Any waiver by Agent of a requirement that Mortgagor pay such Funds may be revoked by Agent, in Agent's sole discretion, at any time upon notice in writing to Mortgagor. Agent may require Mortgagor to pay to Agent, in advance, such other Funds for other taxes, charges, premiums, assessments and impositions in connection with Mortgagor or the Property that Agent shall reasonably deem necessary to protect Agent's interests (herein "Other Impositions"). Unless otherwise provided by applicable law, Agent, at Agent's option, may require Funds for Other Impositions to be paid by Mortgagor in a lump sum (not exceeding Other Impositions due for a one-year period) or in periodic installments.

                  The Funds shall be held by Agent and shall be applied to pay such rates, rents, taxes, assessments, insurance premiums and Other Impositions so long as no Event of Default has occurred. Agent shall make no charge for so holding and applying the Funds, analyzing such account or for verifying and compiling said assessments and bills, unless Agent pays Mortgagor interest, earnings or profits on the Funds and applicable law permits Agent to make such a charge. Unless applicable law requires interest, earnings or profits on the Funds to be paid, Agent shall not be required to pay Mortgagor any interest, earnings or profits on the Funds. Agent shall give to Mortgagor, without charge, an annual accounting of the Funds showing credits and debits to the Funds and the purpose for which each debit to such Funds was made. The Funds are pledged as additional security for the Obligations and shall be subject to the right of set off.

                  If the amount of the Funds held by Agent at the time of the annual accounting thereof shall exceed the amount deemed necessary by Agent to provide for the payment of water and sewer rates, taxes, assessments, insurance premiums, rents and Other Impositions, as such payments become due, Agent (in its sole discretion) may either (i) return the amount of the excess to Mortgagor or (ii) apply a part or all of such excess at such time or times as Agent may elect to the Obligations. If, at any time, the amount of the Funds held by Agent shall be less than


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the amount deemed necessary by Agent to pay water and sewer rates, taxes, assessments, insurance premiums, rents and Other Impositions, as such payments become due, Mortgagor shall, on demand, pay such deficiency. Upon the occurrence of an Event of Default, Agent may apply, in any amount and in any order as Agent shall determine, in Agent's sole discretion, any Funds held by Agent at the time of application (A) to pay rates, rents, taxes, assessments, insurance premiums and Other Impositions that are now or shall hereafter become due; or (B) as a credit against sums secured by this Agreement. Upon release of this Agreement and payment in full of the Obligations, Agent shall promptly refund to Mortgagor any Funds held by Agent.

         5. CHARGES; MECHANICS LIENS. Mortgagor shall pay all water and sewer rates, rents, taxes assessments, premiums, and Other Impositions (not being diligently contested by Mortgagor (a) in a timely manner and (b) with the support of adequate financial reserves), attributable to the Property. Mortgagor shall promptly discharge any lien that has, or may have, priority over or equality with, the lien of this Agreement, other than Permitted Encumbrances.

                  If a mechanic's lien is filed against the Property, Mortgagor shall promptly notify Agent and, at Agent's request, shall deliver to Agent, either of the following, at Mortgagor's option, (i) a cash deposit or (ii) an indemnity bond satisfactory to Agent issued by a surety satisfactory to Agent, in the amount claimed by any such lien, together with an additional sum necessary to pay all costs, interest and penalties that may be payable in connection therewith. Without Agent's prior written consent, Mortgagor shall not allow any lien, encumbrance, or other interest in the Property to be perfected against the Property, other than Permitted Encumbrances, unless Mortgagor is then diligently contesting same and has, as to the lien, encumbrance or interest being contested, complied with (i) or (ii) of the preceding sentence.

         6. PRESERVATION AND MAINTENANCE OF PROPERTY. Mortgagor (a) shall not commit waste or permit impairment or deterioration of the Property; (b) shall not abandon the Property; (c) shall, unless Agent withholds insurance proceeds as security for or application to the Obligations as provided in the Credit Agreement, restore or repair promptly and in a good and workmanlike manner all or any part of the Property to the equivalent of its original condition, or such other condition as Agent may approve in writing, in the event of any damage, injury or loss thereto, whether or not insurance proceeds are available to cover in whole or in part the costs of such restoration or repair unless the improvements constituting the Property are (i) totally destroyed, (ii) insurance has been maintained thereon as required by this Agreement, and (iii) Agent applies the proceeds of such insurance to payment of the Obligations; (d) shall keep the Property, including improvements, fixtures, equipment, machinery and appliances, in good repair and shall replace improvements, fixtures, equipment, machinery and appliances on the Property owned by Mortgagor when necessary to keep such items in good repair; (e) shall comply in all material respects with all laws, ordinances, regulations and requirements of any governmental body applicable to the Property, including, without limitation, the American with Disabilities Act, as it may be amended from time to time; and (f) shall give notice in writing to Agent of, appear in and defend, any action or proceeding purporting to affect the Property, the security of this Agreement or the rights or powers of Agent, except for any such action or proceeding caused by the gross negligence or intentional misconduct of Agent. Unless required by applicable law or unless Agent has otherwise consented in writing, neither Mortgagor nor any tenant or other Person shall remove, demolish or alter any improvement now existing or hereafter erected on the Property or any fixture (other than trade fixtures), equipment, machinery or appliance in or on the Property


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owned by Mortgagor and used or intended to be used in connection with the
Property, except as permitted pursuant to the Credit Agreement.

         7. USE OF PROPERTY. Unless required by applicable law or unless Agent has otherwise agreed in writing, Mortgagor shall not allow changes in the use for which all or any part of the Property was intended at the time this Agreement was executed. Mortgagor shall not initiate or acquiesce in a change in the zoning classification of the Property without Agent's prior written consent.

         8. PROTECTION OF AGENT'S SECURITY. If Mortgagor fails to perform the covenants and agreements contained in this Agreement, or if any action or proceeding is commenced that affects the Property or title thereto or the interest of Agent therein, including, but not limited to, eminent domain, insolvency, enforcement of local laws, or arrangements or proceedings involving a bankrupt or decedent, then Agent, at Agent's option, may make such appearances, disburse such sums and take such action as Agent deems necessary, in its sole discretion, to protect the interests of Agent and the Lenders, including, but not limited to, (a) disbursement of attorneys' fees; (b) entry upon the Property to remedy any failure of Mortgagor to perform hereunder; and
(c) procurement of satisfactory insurance.

                  Any amounts disbursed by Agent pursuant to this Section 8, with interest thereon, shall become part of the Obligations and shall be secured by this Agreement. Unless Mortgagor and Agent agree in writing to other terms of payment, such amounts shall be immediately due and payable and shall bear interest from the date of disbursement, unless collection from Mortgagor of interest at such rate would be contrary to applicable law, in which event such amounts shall bear interest at the highest rate that may be collected from Mortgagor under applicable law. Mortgagor hereby covenants and agrees that Agent shall be subrogated to the lien of any mortgage or other lien discharged, in whole or in part, by the Obligations. Nothing contained in this Section 8 shall require Agent to incur any expense or take any action hereunder.

                  The procurement of insurance of the payment of taxes or other liens or charges by Agent shall not be a waiver of the right of Agent or the Lenders to accelerate the maturity of any of the Obligations secured by this Agreement. Agent's receipt of any awards, proceeds or damages under the insurance or condemnation provisions of the Credit Agreement or this Agreement shall not operate to cure or waive any default in payment of sums secured by this Agreement.

         9. CONDEMNATION. Mortgagor shall promptly notify Agent of any action or proceeding relating to any condemnation or other taking, whether direct or indirect, of the Property, or part thereof, and Mortgagor shall appear in and prosecute any such action or proceeding unless otherwise directed by Agent in writing. Mortgagor authorizes Agent, at Agent's option, as attorney-in-fact for Mortgagor, to commence, appear in and prosecute, after the occurrence of an Event of Default, in Agent's or Mortgagor's name, any action or proceeding relating to any condemnation or other taking of the Property, whether direct or indirect, and to settle or compromise any claim in connection with such condemnation or other taking. The proceeds of any award, payment or claim for damages, direct or consequential, in connection with any condemnation or other taking, whether direct or indirect, of the Property, or part


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thereof, or for conveyances in lieu of condemnation, are hereby assigned to and shall be paid to Agent.

         With the consent of Agent, which consent may be withheld in Agent's sole discretion, Mortgagor may apply such awards, payments, proceeds or damages, after the deduction of Agent's expenses incurred in the collection of such amounts, to restoration or repair of the Property. Otherwise, such sums so received shall be applied to payment of the Obligations. Mortgagor agrees to execute such further evidence of assignment of any awards, proceeds, damages or claims arising in connection with such condemnation or taking as Agent may reasonably require.

         10. ESTOPPEL CERTIFICATE. Mortgagor shall, within ten (10) days of a written request from Agent, furnish Agent with a written statement, duly acknowledged, setting forth the sums secured by this Agreement and any right of set-off, counterclaim or other defense that exists against such sums and any Obligations.

         11. UNIFORM COMMERCIAL CODE AND FIXTURE FILING. This Agreement shall also constitute a "fixture filing" under the Uniform Commercial Code, as adopted in Indiana for the purpose of perfecting Agent's security interest in all of Mortgagor's property now owned or hereafter acquired which is or becomes a "fixture" to the Property under the Uniform Commercial Code, as in effect from time to time in Indiana, with the names and addresses of the "debtor" and "secured party" for such purpose being:

                  Debtor:              __________________________
                                       __________________________
                                       __________________________
                                       Attn:  President

                  Secured Party:       JPMorgan Chase Bank, as Agent
                                       One Chase Square CS-5
                                       Rochester, New York 14643

         12. LEASES OF THE PROPERTY. Mortgagor shall comply with and observe Mortgagor's obligations as landlord or as tenant, as the case may be, under any leases of the Property or any part thereof. Mortgagor shall furnish Agent with executed copies of the leases now existing or hereafter made of all or any part of the Property, and all future leases and amendments or modifications thereto shall be subject to Agent's prior written approval. Unless otherwise directed by Agent, all leases of the Property made after the date hereof shall specifically provide that such leases are subordinate to this Agreement; that the tenant attorns to Agent, such attornment to be effective upon Agent's acquisition of title to the Property; that the tenant agrees to execute such further evidences of attornment as Agent may from time to time request; and that the attornment of the tenant shall not be terminated by foreclosure. Mortgagor shall not, without Agent's written consent, execute, modify, surrender or terminate, either orally or in writing, any lease hereafter made of all or any part of the Property, permit an assignment or sublease of such a lease, or request or consent to the subordination of any lease of all or any part of the Property to any lien subordinate to this Agreement, provided that such leases are on commercially reasonable terms. If Mortgagor becomes aware that any tenant proposes to do, or is doing, any


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act or thing that may give rise to any right to set-off against rent, Mortgagor shall (a) take such steps as shall be reasonably calculated to prevent the accrual of any right to a set-off against rent, (b) notify Agent thereof and of the amount of said set-offs, and (c) within twenty (20) days after such accrual, reimburse the tenant who shall have acquired such right to set-off or take such other steps as shall effectively discharge such set-off and as shall assure that rents thereafter due shall continue to be payable without set-off or deduction.

         13. REMEDIES CUMULATIVE. Each remedy provided in this Agreement is distinct and cumulative to all other rights or remedies under this Agreement or the Credit Agreement or afforded by law or in equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

         14. TRANSFERS OF THE PROPERTY; CHANGES IN CONTROL OR OWNERSHIP OF MORTGAGOR. Except as expressly permitted pursuant to the Credit Agreement, Mortgagor shall not (a) voluntary or involuntary sell, lease, exchange, assign, convey, transfer or otherwise dispose of all or any portion of the Property (or any interest therein), or all or any of the beneficial ownership interest in Mortgagor, or (b) convey to any Person, other than Agent, a security interest in the Property or any part thereof or voluntarily or involuntarily permit or suffer the Property to be further encumbered.

         15. CREDIT AGREEMENT PROVISIONS. Mortgagor agrees to comply with the covenants and conditions of the Credit Agreement that is hereby incorporated by reference in and made a part of this Agreement. All sums disbursed by Agent to protect the security of this Agreement shall be treated as Related Expenses. All such sums shall bear interest from the date of disbursement. In the event of any conflict or inconsistency between this Agreement and the Credit Agreement, the terms of the Credit Agreement shall control. As used herein, "Related Expenses" shall mean any and all reasonable costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys' fees, legal expenses, judgments, suits and disbursements) (a) incurred by Agent, or imposed upon or asserted against Agent or any Lender, in any attempt by Agent and the Lenders to (i) obtain, preserve, perfect, or enforce any security interest evidenced by this Agreement, the Credit Agreement, any Credit Document, or any other document, instrument or agreement executed in connection with any of the foregoing; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the Property or any other collateral securing the Obligations, including, without limitation, costs and expenses for appraisals, assessments and audits of the Borrowers or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid.

         16. NOTICE. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to Mortgagor, at ____________________, Attn: Vice President-Finance, if to any Lender, at its address specified for such Lender on SCHEDULE 2.01 to the Credit Agreement, and if to Agent, at the JPMorgan Chase Office, as defined in the Credit Agreement; or at such other address as shall be designated by any party in a written notice to the other parties


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hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, and shall be effective when received.

         17. SUCCESSORS AND ASSIGNS BOUND; AGENTS; CAPTIONS. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and permitted assigns of Agent, the Lenders and Mortgagor. In exercising any rights hereunder or taking any actions provided for herein, Agent may act through its employees, agents or independent contractors as authorized by Agent. The captions and headings of the Sections of this Agreement are for convenience only and are not to be used to interpret or define the provisions hereof.

         18. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by the laws of the State of Indiana, without regard to principles of conflicts of laws. In the event that any provision of this Agreement conflicts with applicable law, such conflict shall not affect other provisions of this Agreement that can be given effect without the conflicting provisions, and to this end the provisions of this Agreement are declared to be severable.

         19. WAIVER OF MARSHALING. In the event of foreclosure of the lien of this Agreement, the Property may be sold in one or more parcels or as an entirety as Agent may elect.

                  Notwithstanding the existence of any other security interests in the Property held by Agent, or by any other Person, Agent shall have the right to determine the order in which any or all of the Property shall be subjected to the remedies provided herein. Agent shall have the right to determine the order in which any or all of the Obligations are satisfied from the proceeds realized upon the exercise of the remedies provided herein. Mortgagor, any Person that consents to this Agreement, and any Person that now or hereafter acquires a security interest in the Property and that has actual or constructive notice hereof, hereby waives any and all right to require the marshaling of assets in connection with the exercise of any of the remedies permitted by applicable law or provided herein.

         20. ASSIGNMENT OF RENTS; APPOINTMENT OF RECEIVER; AGENT IN POSSESSION. Mortgagor hereby absolutely and unconditionally assigns and transfers to Agent all of the leases, rents and revenues of the Property, including those now due, past due, or to become due by virtue of any lease or other agreement for the occupancy or use of all or any part of the Property, regardless to whom the rents and revenues of the Property are payable. Although this Agreement is a present assignment, Agent shall not exercise any of the rights or powers herein conferred upon it until an Event of Default shall have occurred. Mortgagor hereby authorizes Agent or Agent's agents to collect the aforesaid rents and revenues and hereby directs each tenant of the Property to pay such rents to Agent or Agent's agents. Upon the occurrence of an Event of Default, and without the necessity of Agent entering upon and taking and maintaining full control of the Property in person, by agent or by a court appointed receiver, Agent shall immediately be entitled to possession of all rents and revenues of the Property as specified in this Section 20 as the same become due and payable (including but not limited to rents then due and unpaid) and all such rents received by Mortgagor shall immediately, upon delivery of such notice, be held by Mortgagor, as trustee for the benefit of Agent only. This Section 20 may be supplemented by a separate assignment of leases and rents agreement entered into by and between Agent and


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Mortgagor, which instrument shall set forth more fully Agent's rights with respect to the leases, rents and revenue of the Property.

         21. ASSIGNMENT OF CONSTRUCTION RIGHTS. From time to time, as Agent deems necessary to protect its interests, Mortgagor shall, upon request of Agent, execute and deliver to Agent, in such form as Agent shall direct, assignments of any and all rights or claims that relate to the construction of improvements on the Property and which Mortgagor may have against any Person supplying or who has supplied labor, materials or services in connection with construction of the Property.

         22. EVENT OF DEFAULT; ACCELERATION; REMEDIES. Each of the following shall constitute an Event of Default hereunder, (a) if any Event of Default, as defined in the Credit Agreement, occurs under the Credit Agreement, or (b) if Mortgagor defaults in the performance or observance of any of the covenants or agreements of Mortgagor contained in this Agreement . In addition to any other right or remedy that Agent may now or hereafter have at law or in equity, upon the occurrence of an Event of Default, Agent shall have the right and power (i) to foreclose upon this Agreement and the lien hereof; (ii) to sell the Property according to law at one or more sales as an entirety or in parcels, if applicable, and at such time and place upon such terms and conditions and after such notices thereof as may be required by law; (iii) to enter upon and take possession of the Property; and (iv) apply for the appointment of a receiver, trustee, liquidator or conservator of the Property, without notice and without regard for the adequacy of the security for the Obligations and without regard for the solvency of Mortgagor or the Borrowers or any other Person liable for the payment of the Obligations, or any thereof. If all sums secured by this Agreement become immediately due and payable in accordance with this Section, Agent, at Agent's option, may foreclose this Agreement by judicial proceeding and may invoke any other remedies permitted by applicable law or as provided herein. Agent shall be entitled to collect all costs and expenses incurred in pursuing such remedies, including, but not limited to, costs of documentary evidence abstracts, title reports and attorneys' fees.

         23. INDEMNIFICATION. Mortgagor shall protect, indemnify and save harmless Agent and the Lenders from and against all liabilities and expenses (including, without limitation, reasonable attorneys' fees and expenses, including those incurred in connection with appellate, bankruptcy and post-judgment proceedings) imposed upon or incurred by or asserted against Agent or any Lender, and not caused by the gross negligence or intentional misconduct of Agent or such Lender, by reason of (a) ownership of this Agreement, the Property or any interest therein or receipt of any rents, (b) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas or streets, (c) any use, non-use or condition in, on or about the Property, or any part thereof, or on the adjoining sidewalks, curbs, adjacent property, parking areas or streets, (d) any failure on the part of Mortgagor to perform or comply with any of the terms of this Agreement, or (e) the performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof. The obligations of Mortgagor under this Section 23 shall survive any termination or satisfaction of this Agreement.

         24. HAZARDOUS WASTE COVENANTS AND INDEMNIFICATION.


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

                  (a) Mortgagor covenants and warrants that Mortgagor's use of the Property shall at all times comply with and conform, in all material respects, to all laws, statutes, ordinances, rules and regulations of any governmental, quasi-governmental or regulatory authority now or hereafter in effect ("Laws") which relate to the transportation, storage, placement, handling, treatment, discharge, release, generation, production or disposal (collectively "Treatment") of any waste, waste products, petroleum or petroleum based products, radioactive materials, poly-chlorinated biphenyls, asbestos, hazardous materials or substances of any kind, pollutants, contaminants and any substance which is regulated by any law, statute, ordinance, rule or regulation (collectively "Waste"). Mortgagor further covenants that it shall not engage in or permit any Person to engage in any Treatment of any Waste on or that affects the Property except for activities which comply with all Laws in all material respects.

                  (b) Except as specifically disclosed to Agent in writing in any schedule to the Credit Agreement, Mortgagor has no actual knowledge that the Property is the subject of any Notice, as hereinafter defined, from any governmental authority or Person.

                  (c) Promptly upon receipt of any Notice from any Person, Mortgagor shall deliver to Agent a true, correct and complete copy of any written Notice or a true, correct and complete report of any non-written Notice. Additionally, Mortgagor shall notify Agent immediately after having knowledge or Notice of any Waste in or affecting the Property. "Notice" shall mean any note, notice, information, or report of any of the following:

                           (i) any suit, proceeding, investigation, order, consent order, injunction, writ, award or action related to or affecting or indicating the Treatment of any Waste in or affecting the Property;

                           (ii) any spill, contamination, discharge, leakage, release, threatened release, or escape of any Waste in or affecting the Property, whether sudden or gradual, accidental or anticipated, or of any other nature ("Spill");

                           (iii) any dispute relating to Mortgagor's or any other Person's Treatment of any Waste or any Spill in or affecting the Property;

                           (iv) any claims by or against any insurer related to or arising out of any Waste or Spill in or affecting the Property;

                           (v) any recommendations or requirements of any governmental or regulatory authority, insurer or board of underwriters relating to any Treatment of Waste or a Spill in or affecting the Property;

                           (vi) any legal requirement or deficiency related to the Treatment of Waste or any Spill in or affecting the Property; or

                           (vii) any tenant, licensee, concessionaire, manager, or other Person occupying or using the Property or any part thereof which has engaged in or engages in the Treatment of any Waste in or affecting the Property in violation of applicable Laws.


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

                  (d) In the event that (i) Mortgagor has caused, suffered or permitted, directly or indirectly, any Spill in or affecting the Property during the term of this Agreement, or (ii) any Spill of any Waste has occurred on the Property during the term of this Agreement, then Mortgagor shall immediately take all of the following actions:

                           (A)      notify Agent, as provided herein;

                           (B) take all steps necessary or appropriate to clean up such Spill and any contamination related to the Spill, all in accordance with the requirements, rules or regulations of any local, state or federal governmental or regulatory authority or agency having jurisdiction over the Spill; provided that Mortgagor may contest any such requirement, rule or regulation by appropriate proceedings diligently and in good faith, so long as (1) Mortgagor provides Agent, at Mortgagor's cost, such sureties, performance bonds and other assurances as Agent may from time to time request in respect of such Spill and contamination and the cleanup thereof, (2) any governmental or other action against Mortgagor and the Property is effectively stayed during Mortgagor's efforts so to contest, and (3) in Agent's determination, a delay in such clean-up will not result in or increase any loss or liability to Agent;

                           (C) restore the Property, provided that such restoration shall be no less than, but need not be more than, what is otherwise required by applicable federal, state or local law or authorities;

                           (D) allow any local, state or federal governmental or regulatory authority or agency having jurisdiction thereof to monitor and inspect all cleanup and restoration related to such Spill; and

                           (E) at the written request of Agent, post a bond or obtain a letter of credit for the benefit of Agent (drawn upon a company or bank satisfactory to Agent) or deposit an amount of money in an escrow account under Agent's name upon which bond, letter of credit or escrow Mortgagor may draw, and which bond, letter of credit or escrow shall be in an amount sufficient to meet all of Mortgagor's obligations under this Section 24; and Agent shall have the unfettered right to draw against the bond, letter of credit or escrow in its discretion in the event that Mortgagor is unable or unwilling to meet its obligation under this Section 24 or, if Mortgagor fails to post a bond or obtain a letter of credit or deposit such cash as is required herein, then Agent, at Mortgagor's cost and expense, may, but shall have no obligation to do so for the benefit of Mortgagor and do those things that Mortgagor is required to do under clauses (B), (C) and (D) of this subsection (d).

                  (e) Mortgagor hereby agrees that it shall indemnify, defend, save and hold harmless Agent and the Lenders and their respective officers, directors employees, agents, successors, assigns and affiliates (collectively, "Indemnified Parties") against and from, and to reimburse the Indemnified Parties with respect to, any and all damages, claims, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys', engineers' and consultants' fees and expenses, court costs, administrative costs, costs of appeals and all clean up, administrative, fines, penalties and enforcement costs of applicable governmental agencies) that are incurred by or asserted against the Indemnified Parties by reason or arising out of: (i) the breach of any representation, warranty or undertaking of Mortgagor under this Section 24, or (ii) the Treatment of any Waste by Mortgagor or any tenant, licensee, concessionaire, manager, or other Person occupying or using the Property, in or affecting the Property, or (iii) any Spill governed by the terms of this Section 24.

                  (f) The obligations of Mortgagor under this Section 24 shall survive any termination or satisfaction of this Agreement.

         25. PRIORITY OF MORTGAGE LIEN. Agent, at Agent's option, is authorized and empowered to do all things provided to be done by a mortgagee under Indiana law, as in effect from time to time, for the protection of Agent's interests in the Property.

         26. ADJUSTMENTS TO MAXIMUM LIABILITY. Anything in this Agreement to the contrary notwithstanding, in no event shall the amount of the Obligations secured by this Agreement exceed the maximum amount that (after giving effect to the incurring of the obligations hereunder and to any rights to contribution of Mortgagor from other affiliates of the Borrowers) would not render the rights to payment of Agent and the Lenders hereunder void, voidable or avoidable under any applicable fraudulent transfer law.


                  [Remainder of page intentionally left blank]

         27. JURY TRIAL WAIVER. MORTGAGOR, AGENT AND THE LENDERS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG THEM ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

         IN WITNESS WHEREOF, Mortgagor has executed this Agreement as of the day and year first set forth above.

Signed and acknowledged                      MORTGAGOR:
in the presence of:
                                             __________________________________

________________________________             By: ______________________________
Print __________________________             Name: ____________________________
                                             Title: ___________________________

________________________________
Print __________________________







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


STATE OF OHIO             )
                          ) SS:
COUNTY OF CUYAHOGA        )

         On this ____ day of _________, 2002, before me, a Notary Public in and for said County and State, personally appeared _______________________________, the ____________________________ of _____________, a ____________ corporation, who acknowledged the signing of the foregoing instrument on behalf of said corporation to be her/his free act and deed and the free act and deed of said corporation for the uses and purposes set forth therein.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal at
_____________________.

                                          ______________________________________
                                          Notary Public
                                          Printed Name:
                                          County, State of Residence:

This instrument was prepared by:











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                                    EXHIBIT A

                                LEGAL DESCRIPTION

                                    EXHIBIT B

                             PERMITTED ENCUMBRANCES


















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